Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations – John Hobbs

Media – Michelle DeGrand

+1 425-453-9400

ESTERLINE PROVIDES THIRD QUARTER EARNINGS EXPECTATIONS

Company Notes Q3 Impact of Labor Strike; Reaffirms Full-Year 2018 Guidance

BELLEVUE, Wash., June 11, 2018 – Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today announced that it expects to report third fiscal quarter earnings per share in the range of $0.80 to $0.90 per diluted share. This range is lower than the company’s previous expectations, principally due to the operational impact of a recently concluded strike at its Canadian avionics facility. An agreement reached with the labor union will not have a material impact on the unit’s future operating results.

The company is reaffirming its expectations for fiscal 2018 full-year results. The company has recovery plans in place and anticipates that during the fourth quarter it will mitigate much of the impact from the 13-day strike. The company will continue to work with customers and suppliers to ensure that production and delivery schedules are normalized as soon as possible. Current fiscal 2018 full-year sales guidance is $2.00 to $2.05 billion and full-year earnings are expected to be in the range of $3.65 to $3.85 per diluted share excluding the previously disclosed discrete tax expenses of $1.62 per diluted share related to the U.S. Tax Cuts and Jobs Act of 2017.

Curtis Reusser, Esterline’s Chief Executive Officer, said, “We sincerely appreciate the dedication of our entire workforce to come together to minimize the short-term effect of this event on our business and our customers. We are focused on returning to business as usual as rapidly as possible.”

Esterline expects to provide complete financial results for the third fiscal quarter of 2018 at its normally scheduled quarterly earnings call. The date of the third quarter report will be announced in July.

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About Esterline:

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core business segments: Advanced Materials; Avionics & Controls; and Sensors & Systems. With annual sales of approximately $2 billion, Esterline employs roughly 13,000 people worldwide and is headquartered in Bellevue, Wash.

Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic warfare countermeasure products.

Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, integrated cockpit systems, display technologies for avionics, training and simulation markets, secure communications systems, specialized medical equipment, and other high-end industrial applications.

The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, specialized harsh-environment connectors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K/A.